Exhibit 23.2

SMITH, CARNEY & CO., p.c.

CERTIFIED PUBLIC ACCOUNTANTS

Joseph E. Brueggen	5100 N. Brookline Ave., Suite 1000
Kevin L. Fosbenner	Oklahoma City, OK 73112-3627
Edward W. Granger	BUS: (405) 272-1040
Rebecca A. Hembree	FAX: (405) 235-6180
Joseph W. Hornick	1-800-570-1040
Kevin D. Howard	—————
Van R. Oliver	5 S. Commerce, Suite 33
—————	Ardmore, OK 73401-3924
BUS: (580) 226-1227
FAX: (580) 226-1229
Of Counsel	1-866-570-1040
Kenneth L. Carney	—————
H. Kirby Smith	www.smithcarney.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-4 of our report dated February 27, 2009, except for the restatement described in Note B (not presented in the December 31, 2010 Form 10-K) of the Company’s 2009 Annual Report on Form 10-K, as to which the date is March 16, 2010 and Note P of the Company’s 2010 financial statements included in the Periodic Report on Form 8-K dated January 20, 2012, as to which the date is November 1, 2011, with respect to the related consolidated statement of operations, changes in equity, comprehensive income (loss) and cash flows for the year ended December 31, 2008, which report is included in the Periodic Report Form 8-K dated January 20, 2012 of GMX Resources Inc. and Subsidiaries, which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference in this Registration Statement of the aforementioned report, and to the use of our name as it appears under the caption “Experts.”

/s/ Smith, Carney & Co., p.c.

Oklahoma City, OK

January 25, 2012